UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street, Hamilton, Ohio (Address of principal executive offices)	45011 (Zip Code)

Registrant’s telephone number, including area code: (513) 867-5447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3

Form 8-K	First Financial Bancorp.

Item 1.01 Entry into a Material Definitive Agreement.

C. Douglas Lefferson Promotion and Salary Increase

Effective November 29, 2004, C. Douglas Lefferson, senior vice president and chief financial officer of First Financial Bancorp. (the “Company”), was promoted to the position of executive vice president and chief financial officer. In this new position, Mr. Lefferson assumed responsibility for the oversight of the Company’s subsidiaries, Flagstone Insurance and Financial Services Holding Company and First Financial Bancorp Service Corp., in addition to his duties as chief financial officer. On December 7, 2004, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved an increase in Mr. Lefferson’s base salary to $230,000, effective as of the date of his promotion.

Performance Incentive Compensation Plan

The Company has a Performance Incentive Compensation Plan (the “PIC Plan”) which is designed to reward key executives throughout the Company for achieving established corporate goals. At the beginning of each year, maximum “points” are assigned for each officer participating in the PIC Plan (each point is equal to one percent of the officer’s year-end base salary), based on that officer’s level of responsibility and the asset size of his or her affiliate. In addition, at the beginning of each year, targeted performance goals are established for the Company and each of its affiliates. At the end of each year, each officer is awarded a certain percentage of his or her maximum points based upon the actual performance of his or her affiliate as compared to the targeted performance goals for that year. A certain number of discretionary points may also be awarded, but in no event is an officer awarded more than his or her maximum number of points. At the end of each year, each officer participating in the PIC Plan is awarded a cash bonus equal to the number of points awarded times one percent of the officer’s year-end base salary.

The Compensation Committee approves the maximum points assigned at the beginning of each year and the bonuses awarded at the end of each year under the PIC Plan for (i) the Company’s chief executive officer and the four additional executive officers who, excluding the chief executive officer, are the most highly compensated executive officers of the Company (the “Named Executive Officers”); and (ii) any other officers covered by Rule 16a-1(f) under the Securities Exchange Act of 1934. The Compensation Committee also reviews and approves the targeted performance goals at the beginning of the year for the Company under the PIC Plan.

On January 21, 2005, the Compensation Committee approved the bonuses to be awarded under the PIC Plan for 2004 to each of the Named Executive Officers. The Named Executive Officers are: Claude E. Davis, the Company’s president and chief executive officer, C. Douglas Lefferson, the Company’s executive vice president and chief financial officer; C. Thomas Murrell, III, the Company’s senior vice president and chief lending officer; Mark W. Immelt, president and chief executive officer of the Company’s subsidiary, First Financial Bank, National

Association (“First Financial Bank”); and Rex A Hockemeyer, president and chief executive officer of the Company’s subsidiary, First Financial Bancorp Service Corp. The targeted performance goals for 2004 for Mr. Davis, Mr. Lefferson, Mr. Murrell and Mr. Hockemeyer included increase in earnings per share, return on equity, return on assets, stock price and book value for the Company. The performance goals for Mr. Immelt included net increase in earnings, return on assets, increase in net interest income and noninterest income, efficiency, net interest margin and various credit quality ratios for First Financial Bank. The points awarded out of the maximum points established and the bonuses awarded to each of the Named Executive Officers are as follows: Mr. Davis, 47 points out of 50, $47,000; Mr. Lefferson, 33 points out of 35, $75,900; Mr. Murrell, 28 points out of 30, $51, 280; Mr. Hockemeyer, 28 points out of 30, $39,924; and Mr. Immelt, 34 points out of 35, $98,196. Mr. Davis’s bonus was pro-rated to reflect his three months of employment with the Company during 2004. Mr. Immelt’s award, which is based upon the performance of First Financial Bank, included 4.66 discretionary points. None of the other Named Executive Officers were awarded any discretionary points.

Forms of Award Agreements under the First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees

In addition to the foregoing disclosures, the Company is filing as exhibits to this Form 8-K the following forms of award agreements used for stock option grants and restricted stock awards pursuant to the Company’s 1999 Stock Incentive Plan for Officers and Employees: (i) Stock Option Agreement for Incentive Stock Options, (ii) Stock Option Agreement for Nonqualified Stock Options, and (iii) First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees Agreement for Restricted Stock Award. A copy of each form of award agreement is attached as Exhibit 10.1, 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Form of Stock Option Agreement for Incentive Stock Options.

10.2	Form of Stock Option Agreement for Nonqualified Stock Options.

10.3	Form of First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees Agreement for Restricted Stock Award.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ C. Douglas Lefferson

C. Douglas Lefferson
Executive Vice President and
Chief Financial Officer

Date: January 27, 2005

Form 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement for Incentive Stock Options.

10.2	Form of Stock Option Agreement for Nonqualified Stock Options.

10.3	Form of First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees Agreement for Restricted Stock Award.